Exhibit 99.1

Certification Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350,
Chapter 63 of Title 18, United States Code)
(Section 1350 Certification)

In connection with the Annual Report on Form 11-K for the plan year ended December 31, 2002 (the "Report") of The 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates (the "Plan") and pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned, James A. Eckel, Plan Administrator, Plan Chief Executive Officer and Plan Chief Financial Officer hereby certifies, to his knowledge, that the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ James A. Eckel	June 24, 2003

James A. Eckel
Plan Administrator, Plan Chief Executive Officer and Plan Chief Financial Officer

The forgoing Section 1350 Certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as a part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.